UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4, 2004


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


          Florida              Atlantic Wine Agencies Inc.       65-1102237
                               64 Knightsbridge
                               London, UK SW1X


(State or other jurisdiction      (Address of Principal       (I.R.S. Employer
    of incorporation or             Executive Offices)      Identification No.)
       organization)


Registrant's telephone number, including area code: 011-44-797-9057-242

================================================================================

Item 1. Change in Control

         On May 4, 2004 the Company acquired all of the issued and outstanding shares of New Heights 560 Holdings LLC, a Cayman Islands limited liability corporation ("New Heights"), in exchange for One Hundred Million shares of its restricted common stock which is equal to 99.9% of the total outstanding shares of the Company's common stock (this transaction shall be referred to as the "Merger"). As a result of the Merger, the Company now has three wholly owned subsidiaries, New Heights, Mount Rozier Estates (Pty) Limited and Mount Rozier Properties (Pty) Limited. Such companies own a world class vineyard in the Stellenbosch region of Western Cape, South Africa. The vineyard and surrounding properties consist of 105 hectares of arable land for viticultural as well as residential and commercial purposes. In the opinion of the management the site is a world class site in terms of location, soil composition and future development potential.


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         Mount Rozier  Estates (Pty) Limited and Mount Rozier  Properties  (Pty)
Limited produces top end quality wines on a boutique vineyard basis.

         We intend to become a notable producer of quality wines from South Africa by further: (i) developing and expanding our wine cellars through better crop management; (ii) enhancing our strategic distribution channels with Atlantic Wine Agencies Limited; and (iii) brand development efforts.

         The launch of the wines under new patent branded labeling and marketing are expected to be launched internationally in the second half of 2004.

         Our wines will be initially issued in three tiers: Mount Rozier a top quality premium brand; Rozier Reef a mid price range wine; and Rozier Bay a mass market product.

Item 9. Regulation FD Disclosure

         On February 22, 2004 the Company formed Atlantic Wine Agencies Limited, a wholly owned subsidiary in the United Kingdom for the purposes of exclusive distribution rights of wines and products in the United Kingdom, the European Community and the United States of America in perpetuity.

         In addition to the Merger, Atlantic Wine Agencies Ltd. has also contracted the services of Mr. Christopher Burr a wine master internationally respected for his opinion and knowledge of wines and a former managing director of Christies Auction House in London, as well as hired a specialist wine maker, a professional viticulturalist and an experienced estate manager. Turner Townsend Plc has been retained as the construction supervision manager due to its international reputation for experience in project property development and agricultural management.

         Although not yet formalized, the Company is studying the feasibility of leisure and residential development on our vineyard properties as an additional revenue stream and asset enhancement project.

Exhibit 99.01 Share Exchange Agreement between New Heights 560 Holdings LLC and Atlantic Wine Agencies Inc., dated May 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies Inc.

Date: May 17, 2004

/s/ Harry Chauhan
------------------------
Mr. Harry Chauhan,
President


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